UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2003

First BanCorp

(Exact name of registrant as specified in its chapter)

Puerto Rico	001-14793	66-0561882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1519 Ponce de León Avenue, San Juan, Puerto Rico (Address of principal executive offices)	00908-0146 (Zip Code)

Registrant’s telephone number, including area code (787) 729-8200

(Former name or former address, if changed since last report)

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

As required by Section 306 of the Sarbanes-Oxley Act and Section 245.104 of the Securities and Exchange Commission’s Regulation BTR, please be advised that there will be a blackout period during which it is unlawful for any executive officer of First BanCorp to purchase, sell, or otherwise acquire or transfer any equity security of the Corporation which was acquired in connection with his or her service or employment as an executive officer. The estimated initial date of the blackout period is Thursday, June 24, 2003 and the estimated ending date is Monday, July 7, 2003. Normal trading is expected to resume on Tuesday, July 8, 2003 at 9:00 a.m.

The blackout period is due to the migration of FirstBank’s 401(k) Retirement Plan for Residents of Puerto Rico and FirstBank’s 401(k) Retirement Plan for Residents of the Virgin Islands from Wilmington Trust, the current plans’ custodians, to Security Trust Company. The shares subject to the blackout trading restrictions are common stock of the Corporation which were acquired in connection with your employment as an executive officer.

If there are any inquiries regarding the blackout period notified herein, you may contact me at 787-729-8120 or you may contact Ms. Aida García, director of the Human Resources Division at 787-729-8331. Any inquiries may also be addressed to First BanCorp PO Box 9146, San Juan, Puerto Rico 00908-0146, Attention: Office of the Secretary of the Board.

First BanCorp received the notice required by section 101 (i)(2)(E) of the Employment Retirement Income Security Act of 1974 on May 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2003

First BanCorp

/s/ Annie Astor-Carbonell

Annie Astor-Carbonell Senior Executive Vice President Chief Financial Officer